Investor Presentation Agreement to Acquire Wells Fargo’s Auto Finance Business in Puerto Rico February 14, 2018 Exhibit 99.1

Cautionary Note Regarding Forward-Looking Statements This presentation contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, including without limitation those about Popular, Inc.’s (the “Corporation,” “Popular,” “us,” “our”) business, financial condition, results of operations, plans, objectives, and future performance. These statements are not guarantees of future performance, are based on management’s current expectations and, by their nature, involve risks, uncertainties, estimates and assumptions. Potential factors, some of which are beyond the Corporation’s control, could cause actual results to differ materially from those expressed in, or implied by, such forward-looking statements. Risks and uncertainties include without limitation the effect of competitive and economic factors, and our reaction to those factors, the adequacy of the allowance for loan losses, delinquency trends, market risk and the impact of interest rate changes, capital market conditions, capital adequacy and liquidity, the effect of legal proceedings and new accounting standards on the Corporation’s financial condition and results of operations, and the impact of Hurricanes Irma and Maria on us, the length of time necessary to consummate the transaction in which Banco Popular de Puerto Rico, the Corporation’s Puerto Rico Banking subsidiary, will acquire and assume from Reliable Financial Services and Reliable Finance Holding Company (together the “Sellers”), certain assets and liabilities related to Wells Fargo and Company’s auto finance business (the “Business”) in Puerto Rico, the (“Transaction”) , the ability to successfully transition and integrate the Business, unexpected costs, including, without limitation, costs due to exposure to any unrecorded liabilities or issues not identified during due diligence investigation of the Business or that are not subject to indemnification or reimbursement by the Sellers, and risks that the Business may suffer as a result of the Transaction, including due to adverse effects on relationships with customers, employees and service providers. All statements contained herein that are not clearly historical in nature, are forward-looking, and the words “anticipate,” “believe,” “continues,” “expect,” “estimate,” “intend,” “project” and similar expressions, and future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may” or similar expressions, are generally intended to identify forward-looking statements.   More information on the risks and important factors that could affect the Corporation’s future results and financial condition is included in our Annual Report on Form 10-K for the year ended December 31, 2016, the Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017, June 30, 2017 and September 30, 2017, and in our Annual Report on Form 10-K for the year ended December 31, 2017 to be filed with the SEC. Those filings are available on the Corporation’s website (www.popular.com) and on the Securities and Exchange Commission website (www.sec.gov). The Corporation assumes no obligation to update or revise any forward-looking statements or information which speak as of their respective dates.

Transaction Overview 2 On February 14, 2018 announced an agreement to acquire Transaction Financials Highlights ($ amounts in millions) Price Discount to Book Value 4.5% Estimated Fully Phased-in Cost Savings 30% Transaction costs (pre-tax) $13 12 mo. earnings accretion (Excluding transaction costs and servicing fee income) $34 Popular, Inc (NASDAQ: BPOP), through its Puerto Rico subsidiary, Banco Popular de Puerto Rico (“BPPR”), has agreed to acquire and assume certain assets and liabilities from Reliable Financial Services, Inc. and Reliable Finance Holding Company (collectively, “Reliable”), subsidiaries of Wells Fargo & Company (“Wells Fargo”), including approximately $1.8 billion(1) in retail auto and commercial loans. The transaction strengthens Popular’s auto loan and commercial loan portfolio with the acquisition of approximately: $1.5 billion (1) in retail auto loans; and $340 million in commercial loans, mainly related to floor plan and real estate dealer financing. BPPR will not acquire retail auto loans with no FICO score or retail auto loans with the lowest FICO scores, although it is expected to service such loans. The acquisition will be financed with existing liquidity at BPPR. The transaction allows BPPR to deploy capital in an attractive investment. Popular is expected to maintain a strong capital position post-transaction, with 15.02% for BPOP in pro-forma Common Equity Tier 1 Common Capital ratio based on December 31, 2017 results. Reliable’s client base (excluding loans to be retained by Wells Fargo) consists of approximately 90,000 customers. Popular will also acquire Reliable’s operations and will offer employment to all of its approximately 400 employees. After a transition period, Reliable will be integrated with BPPR’s auto operations. Reliable’s seasoned management team will join BPPR. (1) Amounts subject to certain post-signing adjustments as per the asset purchase agreement.

3 The average coupon rate and historical charge-offs are comparable to the combined Auto loan and Auto Lease portfolios of Popular Auto. Yield / Charge-Offs Average retail portfolio FICO score of 721 at origination. 2.6% of the portfolio was +30 DPD as of January 2018 as compared to 2.2% and 2.2% as of January 2017 and August 2017, respectively. 71% or $1.1 billion of retail auto loans are collateralized by new cars while the rest are collateralized by used cars. Credit Quality Portfolio Characteristics(1) The acquisition will be treated as a business combination for accounting purposes. Popular preliminarily estimates that it will generate approximately $60 million - $90 million in goodwill as a result of the transaction, resulting mainly from the difference between the purchase price and the estimated fair value of the loans. Goodwill / Purchase Accounting Approximately $56 million pre tax income and $34 million of net income (excluding transaction costs and servicing fee income) during the first 12 months. Approximately $40 million in operating expenses (excluding transaction costs) during the first 12 months. Projected cost synergies of 30% expected to be fully realized in 2019. Financial Performance (1) Based on the $1.8 billion loan portfolio transaction described on the previous page.

Investor Presentation Agreement to Acquire Wells Fargo’s Auto Finance Business in Puerto Rico February 14, 2018